Exhibit 99.1

CONTACT:

Investors/Media	Investors
Keri P. Mattox	Jonathan Neely
(484) 216-7912	(484) 216-6645

ENDO ANNOUNCES DIVESTITURE OF AMERICAN MEDICAL SYSTEMS’ MEN’S

AND PROSTATE HEALTH BUSINESSES TO BOSTON SCIENTIFIC

DUBLIN, March 2, 2015 /PRNewswire/ —

•	Boston Scientific to acquire leading male urology medical device businesses for a total consideration of up to $1.65 billion, with $1.6 billion in upfront cash

•	Endo also evaluating strategic alternatives for AMS’ Women’s Health business

•	Divestiture furthers Endo’s strategic transition into a global specialty pharmaceuticals business

DUBLIN, March 2, 2015 — Endo International plc (NASDAQ: ENDP) (TSX: ENL) today announced it has entered into a definitive agreement with Boston Scientific (NYSE: BSX), under which Boston Scientific will acquire Endo’s American Medical Systems’ (AMS) Men’s and Prostate Health businesses for up to $1.65 billion, with $1.6 billion in cash payable at closing. Endo is also eligible to receive a potential milestone payment of $50 million in cash conditioned on Boston Scientific achieving certain product revenue milestones in the Men’s Health and Prostate Health businesses in 2016. In addition, Endo is currently evaluating strategic alternatives for the AMS Women’s Health business.

“The divestiture of AMS marks the continued execution of our business strategy and furthers the transformation of Endo into a leading global specialty pharmaceutical company,” said Rajiv De Silva, President and CEO of Endo. “This transaction provides us with greater financial flexibility and better positions the Company to take advantage of value-creating M&A opportunities for our pharmaceuticals businesses. As a result of the divestiture, we expect to realize an increase in our revenue growth rate, an improvement in our operating margin profile and a decrease in our overall effective tax rate. I would like to thank all of our AMS colleagues for their continued dedication and efforts in support of the business and its growth. We are confident that the combined expertise, resources and product portfolio of AMS and Boston Scientific will create a leader in the male urological device space dedicated to improving patients’ lives.”

The transaction is expected to close in the third quarter of 2015, subject to customary conditions, including the expiration or termination of any applicable waiting periods under applicable competition laws. Endo will classify and report results of AMS as Discontinued Operations. Full year 2015 Endo guidance will be provided on a continuing operations basis.

BofA Merrill Lynch is serving as financial advisor to Endo, and Skadden, Arps, Slate, Meagher & Flom LLP is serving as its legal advisor.

About Endo International plc

Endo International plc is a global specialty healthcare company focused on improving patients’ lives while creating shareholder value. Endo develops, manufactures, markets, and distributes quality branded pharmaceutical, generic pharmaceutical, over the counter medications and medical device products through its operating companies. Endo has global headquarters in Dublin, Ireland, and U.S. headquarters in Malvern, PA. Learn more at www.endo.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Canadian securities legislation. Statements including words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plan,” “will,” “may,” “look forward,” “intend,” “guidance,” “future” or similar expressions are forward-looking statements. Because these statements reflect Endo’s current views, expectations and beliefs concerning future events, these forward-looking statements involve risks and uncertainties. Although Endo believes that these forward-looking statements and information are based upon reasonable assumptions and expectations, readers should not place undue reliance on them, or any other forward-looking statements or information in this news release. Investors should note that many factors, as more fully described in the documents filed by Endo with securities regulators in the United States and Canada including under the caption “Risk Factors” in Endo’s Form 10-K, Form 10-Q and Form 8-K filings with the Securities and Exchange

Commission and with securities regulators in Canada on System for Electronic Document Analysis and Retrieval (“SEDAR”) and as otherwise enumerated herein or therein, could affect Endo’s future financial results and could cause Endo’s actual results to differ materially from those expressed in forward-looking statements contained in Endo’s Annual Report on Form 10-K. The forward-looking statements in this press release are qualified by these risk factors. These are factors that, individually or in the aggregate, could cause Endo’s actual results to differ materially from expected and historical results. Endo assumes no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise, except as may be required under applicable securities law.

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